Exhibit 32.2
Certification of the Chief Financial Officer
Pursuant to Rule 18 U.S.C. Section 1350
In connection with the Quarterly Report on Form 10-Q of Ryan Specialty Holdings, Inc. (the “Company”) for the period ended September 30, 2025, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Janice M.
Hamilton, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of
1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2025	/s/ Janice M. Hamilton
Janice M. Hamilton
Executive Vice President and Chief Financial Officer